SUB-ADVISORY AGREEMENT

AGREEMENT, dated as of _________, 2008 by and between Claymore Advisors, LLC (the "Investment Adviser"), a Delaware limited liability company having its principal office and place of business at 2455 Corporate West Drive, Lisle, Illinois 60532, and Mellon Capital Management Corporation (the "Sub-Adviser"), a Delaware corporation having its principal office and place of business at 50 Fremont Street, Suite 3900, San Francisco, California 94105.

WHEREAS, the Investment Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

WHEREAS, the Investment Adviser has entered into an Investment Advisory Agreement dated as of August 16, 2006 with Claymore Exchange-Traded Fund Trust (the "Trust") an investment company registered under the Investment Company Act of 1940, as amended ("Investment Company Act");

WHEREAS, the Sub-Adviser is registered as an investment adviser under the Advisers Act;

WHEREAS, the Investment Adviser desires to retain the Sub-Adviser to provide certain investment sub-advisory services to the funds specified in Appendix A hereto, as amended from time to time, each a series of the Trust (each a "Fund" and collectively, the "Funds"), in the manner and on the terms hereinafter set forth; and

WHEREAS, this Agreement has been approved by the Trust's Board of Trustees in accordance with the provision of the 1940 Act, and the Sub-Adviser is willing to furnish such services to the Investment Adviser and each Fund;

NOW, THEREFORE, the Investment Adviser and the Sub-Adviser agree as follows:

------------------------------------------------------- ------------------------
1. APPOINTMENT OF THE SUB-ADVISER
------------------------------------------------------- ------------------------

The Investment Adviser hereby appoints the Sub-Adviser to act as a sub-adviser for each Fund, subject to the supervision and oversight of the Investment Adviser and the Trustees of the Trust, and in accordance with the terms and conditions of this Agreement. The Sub-Adviser will be an independent contractor and will have no authority to act for or represent the Trust or the Investment Adviser in any way or otherwise be deemed an agent of the Trust or Investment Adviser except as expressly authorized in this Agreement or another writing by the Trust, the Investment Adviser and the Sub-Adviser.

------------------------------------------------------- ------------------------
2. ACCEPTANCE OF APPOINTMENT
------------------------------------------------------- ------------------------

The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

The assets of each Fund will be maintained in the custody of a custodian (who shall be identified by the Investment Adviser in writing). The Sub-Adviser will not have custody of any securities, cash or other assets of the Fund and will not be liable for any loss resulting from any act or omission of the custodian other than acts or omissions arising in reasonable reliance on instructions of the Sub-Adviser.

------------------------------------------------------- ------------------------
3. SERVICES TO BE RENDERED BY THE SUB-ADVISER TO THE TRUST

------------------------------------------------------- ------------------------

A. Subject to the succeeding provisions of this section, the oversight and supervision of the Investment

Adviser and the direction and control of the Trust's Board of Trustees, the Sub-Adviser will perform certain of the day-to-day operations of the Funds which may include one or more of the following services at the request of the Investment Adviser. As sub-adviser to each Fund, the Sub-Adviser will manage the investment and reinvestment of the assets of the Fund and determine the composition of the assets of the Fund, in accordance with the terms of this Agreement, the Fund's Prospectus and Statement of Additional Information.

B. As part of the services it will provide hereunder, the Sub-Adviser will:

         (i) formulate and implement a continuous investment program and portfolio management compliance and reporting program for each Fund;

         (ii) take whatever steps it deems necessary or advisable to implement the investment program for each Fund by arranging for the purchase and sale of securities as appropriate;


         (iii) keep the Investment Adviser informed on an ongoing basis of all material facts concerning the investment and reinvestment of the assets of each Fund and the operations of the Sub-Adviser that would affect the management of the Fund, make regular and periodic special written reports of such additional information concerning the same as may reasonably be requested from time to time by the Investment Adviser or the Trustees of the Trust, and attend meetings with the Investment Adviser and/or the Trustees, as reasonably requested, to discuss the foregoing;

         (iv) Sub-Adviser shall promptly notify Investment Adviser of securities in a Fund for which fair valuation may be required or of significant events that Sub-Adviser feels may require fair value pricing of all or a portion of a Fund's portfolio, and if requested by Investment Adviser shall provide advice about the fair value of the securities and other investments/assets in the Fund, as necessary provided, however, that the parties acknowledge that the Trust is responsible for any fair value pricing; and

         (v) cooperate with and provide reasonable assistance to the Investment Adviser, the Trust's administrator, the Trust's custodian and foreign custodians, the Trust's transfer agent and pricing agents and all other agents and representatives of the Trust and the Investment Adviser, keep all such persons fully informed as to such matters as the Sub-Adviser considers in good faith to be necessary to the performance of their obligations to the Trust and the Investment Adviser, provide prompt responses to reasonable requests made by such persons and maintain any appropriate interfaces with each so as to promote the efficient exchange of information.

C. In furnishing services hereunder, the Sub-Adviser shall be subject to, and shall perform in accordance with the following: (i) the then effective Prospectus and Statement of Additional Information of the Trust filed with the Securities and Exchange Commission ("SEC") and delivered to the Sub-Adviser, as the same may be thereafter modified, amended and/or supplemented ("Prospectus and SAI"); (ii) the Investment Company Act and the Advisers Act and the rules under each, and all other federal and state laws or regulations applicable to the Trust and the Fund(s); and (iii) any order or no-action letter of the SEC governing the operation of the Trust. Prior to the commencement of the Sub-Adviser's services hereunder, the Investment Adviser shall provide the Sub-Adviser with current copies of the Prospectus and SAI, any order or no-action letter of the SEC governing the operation of the Trust, and any relevant compliance and other policies and procedures that are adopted by the Board of Trustees and agreed upon with the Sub-Adviser. The Investment Adviser undertakes to provide the Sub-Adviser with copies or other written notice of any amendments, modifications or supplements to any such above-mentioned documents and, except as may be required by the Advisers Act or other applicable law or regulation, Sub-Adviser will not need to comply until a copy has been provided to the Sub-Adviser

D. The Sub-Adviser, at its expense, will furnish: (i) all necessary facilities and personnel, including salaries, expenses and fees of any personnel required for them to faithfully perform their duties under this

Agreement; and (ii) administrative facilities, including maintaining records, and all equipment necessary for the efficient conduct of the Sub-Adviser's duties under this Agreement.

E. The Sub-Adviser will select brokers and dealers to effect all Fund transactions subject to the conditions set forth herein. The Sub-Adviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions, if applicable. The Sub-Adviser is directed at all times to seek to execute transactions for each Fund in accordance with applicable federal and state laws and regulations. In placing any orders for the purchase or sale of investments for each Fund, in the name of the Fund or its nominees, the Sub-Adviser shall use its best efforts to seek to obtain for the Fund "best execution," considering all of the relevant circumstances, and shall maintain records adequate to demonstrate compliance with this requirement. In no instance will Fund securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the Investment Company Act, the Advisers Act and the rules under each, and all other federal and state laws and regulations applicable to the Trust and the Fund.

F. The Sub-Adviser is not authorized to engage in "soft-dollar" transactions permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), without the express written approval of the Adviser or the Trust's Board of Trustees.

G. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund(s) as well as other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a fair and reasonable result and efficient execution. Allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner which the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to each Fund and to its other clients over time. The Investment Adviser agrees that the Sub-Adviser and its affiliates may give advice and take action in the performance of their duties with respect to any of their other clients that may differ from advice given, or the timing or nature of actions taken, with respect to the Fund. The Investment Adviser also acknowledges that the Sub-Adviser and its affiliates are fiduciaries to other entities, some of which have the same or similar investment objectives (and will hold the same or similar investments) as the Fund, and that the Sub-Adviser will carry out its duties hereunder together with its duties under such relationships.

H. The Sub-Adviser will provide the Investment Adviser with copies of the Sub-Adviser's current policies and procedures adopted in accordance with Rule 206(4)-7 under the Adviser Act. To the extent the Funds are required by the Investment Company Act to adopt any such policy or procedure, the Investment Adviser will submit such policy or procedure to the Trust's Board of Trustees for adoption by each of the Funds, with such modifications or additions thereto as the Board of Trustees or Investment Adviser may recommend with the concurrence of the Sub-Adviser. The Sub-Adviser shall furnish the services hereunder to the Fund in accordance with this Section 3 and such policies and procedures.

I. The Sub-Adviser will maintain and preserve all accounts, books and records with respect to each Fund as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act and Advisers Act and the rules thereunder and shall file with the SEC all forms pursuant to Section 13F and 13G of the Exchange Act, with respect to its duties as are set forth herein. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Sub-Adviser agrees that all records which it maintains for the Trust are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the Investment Company Act any records which it maintains for the Trust and which are required to be maintained by Rule 31a-1 under the Investment Company Act and further agrees to surrender promptly to the Trust any records which it so maintains, upon request by the Trust subject to the Sub-Advisers document retention policy.

J. The Sub-Adviser will, unless and until otherwise directed by the Investment Adviser or the Board of Trustees, exercise all rights of security holders with respect to securities held by each Fund, including, but not limited to: voting proxies in accordance with the Sub-Adviser's then-current proxy voting policies, converting, tendering, exchanging or redeeming securities.

------------------------------------------------------- ------------------------
4. COMPENSATION OF SUB-ADVISER
------------------------------------------------------- ------------------------

The Investment Adviser will pay the Sub-Adviser as compensation for providing services in accordance with this Agreement those fees as set forth in Appendix
B. In addition, the Investment Adviser shall be responsible for extraordinary expenses incurred by the Sub-Adviser in connection with the performance of its duties hereunder.

In the event of termination of this Agreement, the fee provided in Appendix B shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect, subject to a pro rata adjustment based on the number of days elapsed in the month as a percentage of the total number of days in such month.

------------------------------------------------------- ------------------------
5. LIABILITY AND INDEMNIFICATION
------------------------------------------------------- ------------------------

A. Except as may otherwise be provided by the Investment Company Act or any other federal securities law, neither the Sub-Adviser nor any of its officers, affiliates or employees (its "Affiliates") shall be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Investment Adviser or the Trust as a result of any error of judgment by the Sub-Adviser or its Affiliates with respect to each Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Sub-Adviser or its Affiliates for, and the Sub-Adviser shall indemnify and hold harmless the Trust, the Investment Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended ("1933 Act")) (collectively, "Manager Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Manager Indemnitees may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, or common law or otherwise arising out of or based on (i) any breach by the Sub-Adviser of a Sub-Adviser representation or warranty made herein, (ii) any willful misconduct, bad faith, reckless disregard or negligence of the Sub-Adviser in the performance of any of its duties or obligations hereunder or
(iii) any untrue statement of a material fact contained in the Prospectus or SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund(s) or the omission to state therein a material fact known to the Sub-Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Investment Adviser or the Trust in writing, or the omission of such information, by the Sub-Adviser for use therein.

B. Except as may otherwise be provided by the Investment Company Act or any other federal securities law, the Investment Adviser shall indemnify and hold harmless the Sub-Adviser, its officers and employees and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, "Sub-Adviser Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Sub-Adviser Indemnitees may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, at common law or otherwise, arising out of or based on this Agreement; provided however, the Investment Adviser shall not indemnify or hold harmless the Sub-Adviser Indemnitees for any losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising out of or based on (i) any breach by the Sub-Adviser of a Sub-Adviser representation or warranty made herein, (ii) any willful misconduct, bad faith, reckless disregard or negligence of the Sub-Adviser in the performance of any of its duties or obligations hereunder or (iii) any untrue statement of a material fact contained in the Prospectus or SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund(s) or the omission to state therein a material fact known to the Sub-Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Investment Adviser or the Trust, or the omission of such information by the Sub-Adviser for use therein.

C. A party seeking indemnification hereunder (the "Indemnified Party") shall (i) provide prompt notice to the other of any claim ("Claim") for which it intends to seek indemnification, (ii) grant control of the defense and /or settlement of the Claim to the other party, and (iii) cooperate with the other party in the defense thereof. The Indemnified Party shall have the right at its own expense to participate in the defense of any Claim, but shall not have the right to control the defense, consent to judgment or agree to the settlement of any Claim without the written consent of the other party. The party providing the indemnification shall not consent to the entry of any judgment or enter any settlement which (i) does not include, as an unconditional term, the release by the claimant of all liabilities for Claims against the Indemnified Party or (ii) which otherwise adversely affects the rights of the Indemnified Party.

D. Notwithstanding anything in this Agreement to the contrary contained herein, neither party shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the other party or the Trust resulting from any event beyond the reasonable control of such party or its agents, including but not limited to nationalization, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Trust's property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or acts of God, or any other similar event.

------------------------------------------------------- ------------------------
 6. REPRESENTATIONS OF THE INVESTMENT ADVISER
------------------------------------------------------- ------------------------

The Investment Adviser represents, warrants and agrees that:

A. The investment advisory agreement between the Investment Adviser and the Trust dated as of August 16, 2006 contemplates that the Investment Adviser may sub-contract investment advisory services with respect to the Trust to a sub-adviser(s) pursuant to a sub-advisory agreement(s) agreeable to the Trust and approved in accordance with the provisions of the 1940 Act and Investment Adviser represents that it has the authority to appoint Sub-Adviser.

B. The Trust has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and will provide the Sub-Adviser with a copy of such code of ethics.

C. The Investment Adviser is currently in compliance and shall at all times continue to be in material compliance with the requirements imposed upon the Investment Adviser by applicable material law and regulations.

D. The Investment Adviser (i) will be registered as an investment adviser under the Advisers Act prior to the commencement of operation of the Funds and thereafter will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement;
(iii) has met and will seek to continue to meet for so long as this Agreement is in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will promptly notify the Sub-Adviser of the occurrence of any event that would disqualify the Investment Adviser from serving as investment manager of an investment company pursuant to Section 9(a) of the Investment Company Act or otherwise. The Investment Adviser will also promptly notify the Sub-Adviser if it is served or otherwise receives notice of any material action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, government agency, self-regulatory organization, public board or body, involving the affairs of the Fund(s) or the Investment Adviser, provided, however, that routine regulatory examinations of the Investment Adviser shall not be required to be reported by this provision and the Investment Adviser shall not be required to notify the Sub-Adviser of events subject to this provision until such time that it notifies its clients.

E. The Investment Adviser acknowledges receipt of Part II of Sub-Adviser's Form ADV at least 48 hours prior to entering into this Agreement, as required by Rule 204-3 under the Advisers Act.

F. The Investment Adviser shall provide (or cause the Trust's custodian to provide) timely information to the Sub-Adviser regarding such matters as the composition of assets in the portion of each Fund managed by the Sub-Adviser, cash requirements and cash available for investment in such portion of each such Fund, and all other information as may be reasonably necessary for the Sub-Adviser to perform its duties herunder.

------------------------------------------------------- ------------------------
7. REPRESENTATIONS OF THE SUB-ADVISER
------------------------------------------------------- ------------------------

The Sub-Adviser represents, warrants and agrees as follows:

A. The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify the Investment Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Investment Company Act or otherwise. The Sub-Adviser will also promptly notify each Fund and the Investment Adviser if it is served or otherwise receives notice of any material action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, government agency, self-regulatory organization, public board or body, involving the affairs of the Fund(s) or the Sub-Adviser, provided, however, that routine regulatory examinations of the Sub-Adviser shall not be required to be reported by this provision and the Sub-Adviser shall not be required to notify the Fund of events subject to this provision until such time that it notifies its other clients.

B. The Sub-Adviser is currently in compliance and shall at all times continue to be in material compliance with the requirements imposed upon the Sub-Adviser by applicable material law and regulations.

C. The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and Rule 204A-1 under the Advisers Act and will provide the

Investment Adviser and the Board with a copy of such code of ethics, together with evidence of its adoption. Within forty-five days of the end of the last calendar quarter of each year that this Agreement is in effect, and as otherwise requested, the Sub-Adviser shall certify to the Investment Adviser that the Sub-Adviser has complied with the requirements of Rule 17j-1 and Rule 204A-1 during the previous year and that there has been no material violation of the Sub-Adviser's code of ethics or, if such a material violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Investment Adviser, the Sub-Adviser shall permit the Investment Adviser, its employees or its agents to examine the reports required to be made to the Sub-Adviser by Rule 17j-1(c)(1) and Rule 204A-1(b) and all other records relevant to the Sub-Adviser's code of ethics.

D. The Form ADV provided to the Investment Adviser is, as of the date of this Agreement, Sub-Adviser's Form ADV as most recently filed with the SEC and Sub-Adviser will promptly furnish a copy of all amendments to Sub-Adviser's Form ADV to the Investment Adviser on an annual basis. Such amendments shall reflect all material changes in the Sub-Adviser's organizational structure, senior management or other significant developments affecting the Sub-Adviser, as required by the Advisers Act.

E. The Sub-Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

F. The Sub-Adviser agrees that it will not knowingly refer directly or indirectly to its relationship with the Trust, the Fund(s), the Investment Adviser or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Investment Adviser, except as required by rule, regulation or upon the request of a governmental authority.

G. The Sub-Adviser acknowledges that the Investment Adviser and the Trust intend to rely on Rule 17a-10, Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the Investment Company Act, and the Sub-Adviser hereby agrees that it shall not consult with any other sub-adviser to the Trust with respect to transactions in Trust assets.

------------------------------------------------------- ------------------------
8. NON-EXCLUSIVITY
------------------------------------------------------- ------------------------

The services of the Sub-Adviser to the Investment Adviser, the Fund(s) and the Trust are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render investment advisory or other services to others and to engage in other activities. It is understood and agreed that the directors, officers, and employees of the Sub-Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation.

------------------------------------------------------- ------------------------
9. SUPPLEMENTAL ARRANGEMENTS
------------------------------------------------------- ------------------------

The Sub-Adviser may from time to time employ or associate itself with any person it believes to be particularly suited to assist it in providing the services to be performed by such Sub-Adviser hereunder, provided that no such person shall perform any services with respect to the Fund(s) that would constitute an assignment or require a written advisory agreement pursuant to the Investment Company Act. Any compensation payable to such persons shall be the sole responsibility of the Sub-Adviser, and neither the Investment Adviser nor the Trust shall have any obligations with respect thereto or otherwise arising under the Agreement.

------------------------------------------------------- ------------------------
10. REGULATION
------------------------------------------------------- ------------------------

The Sub-Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports, or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations and shall promptly proovide the Advisor and Trust with copies of such information, reports and materials.

------------------------------------------------------- ------------------------
11. RECORDS
------------------------------------------------------- ------------------------

The records relating to the services provided under this Agreement shall be the property of the Trust and shall be under its control; however, the Trust shall furnish to the Sub-Adviser such records and permit it to retain such records (either in original or in duplicate form) as it shall reasonably require in order to carry out its business. In the event of the termination of this Agreement, upon the written request of Investment Adviser, such other records shall promptly be returned to the Trust by the Sub-Adviser free from any claim or retention of rights therein, provided that the Sub-Adviser may retain any such records that are required by law or regulation. The parties shall keep confidential any information obtained in connection with its duties hereunder and disclose such information only if the relevant party has authorized such disclosure or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or otherwise required by law.

------------------------------------------------------- ------------------------
12. DURATION OF AGREEMENT
------------------------------------------------------- ------------------------

This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved: (i) by a vote of a majority of those Trustees of the Trust who are not "interested persons" (as defined in the Investment Company Act) of any party to this Agreement ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Fund's outstanding securities. This Agreement shall continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually by the Board of Trustees provided that in such event such continuance shall also be approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. Additional Funds may be added to Appendix A by agreement of the Investment Adviser and the Sub-Adviser and only after the approval by the Board of Trustees of the Trust, including a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting such approval and, if required under the Investment Company Act, a majority of the outstanding voting securities (as defined in the Investment Company Act) of the Fund.

------------------------------------------------------- ------------------------
13. TERMINATION OF AGREEMENT
------------------------------------------------------- ------------------------

This Agreement may be terminated with respect to any Fund at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees or by the vote of a majority of the outstanding voting securities of such Fund on not more than sixty (60) days written notice to the Investment Adviser and the Sub-Adviser. In addition, this Agreement may be terminated with respect to any Fund by the Sub-Adviser upon sixty (60) days' written notice to the Investment Adviser. This Agreement will automatically terminate, without the payment of any penalty in the event the Investment Advisory Agreement between the Investment Adviser and the Trust is assigned (as defined in the Investment Company Act) or terminates for any other reason. This Agreement will also terminate upon written notice to the other party that the other party is in material breach of this Agreement, unless the other party in material breach of this Agreement cures such breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice. Any "assignment" (as that term is defined in the Investment Company Act) of this Agreement will result in automatic termination of this Agreement. The Sub-Adviser will notify the Trust and the Investment Adviser of any such assignment and of any changes in key personnel who are either the portfolio manager(s) of the Funds named in the Prospectus and/or SAI, or senior management of the Sub-Adviser, in each case prior to or promptly after, such change.

------------------------------------------------------- ------------------------
14. AMENDMENTS TO THE AGREEMENT
------------------------------------------------------- ------------------------

Except to the extent permitted by the Investment Company Act or the rules or regulations thereunder or pursuant to exemptive relief granted by the SEC, this Agreement may be amended by the parties with respect to any Fund only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of such Fund (unless such approval is not required by Section 15 of the Investment Company Act as interpreted by the SEC or its staff or unless the SEC has granted an exemption from such approval requirement) and by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of any other Fund affected by the amendment or all of the Funds of the Trust.

------------------------------------------------------- ------------------------
15. ASSIGNMENT
------------------------------------------------------- ------------------------

The Sub-Adviser shall not assign or transfer its rights and obligations under this Agreement. Any assignment (as that term is defined in the Investment Company Act) of the Agreement shall result in the automatic termination of this Agreement, as provided in Section 13 hereof. The Sub-Adviser agrees to bear all reasonable legal, printing, mailing, proxy and related expenses of the Trust and the Investment Adviser, if any, arising out of any assignment of this Agreement by Sub-Adviser. Notwithstanding the foregoing, no assignment shall be deemed to result from any changes in the directors, officers or employees of such Sub-Adviser except as may be provided to the contrary in the Investment Company Act or the rules or regulations thereunder.

------------------------------------------------------- ------------------------
16. ENTIRE AGREEMENT
------------------------------------------------------- ------------------------

This Agreement contains the entire understanding and agreement of the parties with respect to each Fund.

------------------------------------------------------- ------------------------
17. HEADINGS
------------------------------------------------------- ------------------------

The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

------------------------------------------------------- ------------------------
18. NOTICES
------------------------------------------------------- ------------------------

All notices required to be given pursuant to this Agreement shall be delivered or mailed to the address listed below of each applicable party in person or by registered or certified mail or a private mail or delivery service providing the sender with notice of receipt or such other address as specified in a notice duly given to the other parties. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

-------------------------------------- ------------- ---------------------------
                                       For:            MELLON CAPITAL MANAGEMENT
                                                          CORPORATION
-------------------------------------- ------------- ---------------------------

Attention: Manager of Client Service
50 Fremont Street, Suite 3900
San Francisco, California 94105

-------------------------------------- ------------- ---------------------------
                                       For:            CLAYMORE ADVISORS, LLC
-------------------------------------- ------------- ---------------------------

-------------------------------------- ------------- ---------------------------
                                       For:            [FUND NAME] [address]

                                                         With a copy to:
                                                         [Investment Adviser]
-------------------------------------- ------------- ---------------------------

------------------------------------------------------- ------------------------
19. SEVERABILITY AND SURVIVAL
------------------------------------------------------- ------------------------

Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein. Sections 5, 11 and 20 shall survive the termination of this Agreement.

------------------------------------------------------- ------------------------
20. TRUST AND SHAREHOLDER LIABILITY
------------------------------------------------------- ------------------------

The Sub-Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Certificate of Incorporation and agrees that obligations, if any, assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets, and if the liability relates to one or more series, the obligations hereunder shall be limited to the respective assets of the Fund. The Sub-Adviser further agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Fund(s), nor from the Trustees or any individual Trustee of the Trust.

------------------------------------------------------- ------------------------
21. GOVERNING LAW
------------------------------------------------------- ------------------------

The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of the State of New York, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

------------------------------------------------------- ------------------------
22. INTERPRETATION
------------------------------------------------------- ------------------------

Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the Investment Company Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment," and "affiliated persons," as used herein shall have the meanings assigned to them by
Section 2(a) of the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

------------------------------------------------------- ------------------------
23. COUNTERPARTS
------------------------------------------------------- ------------------------

This Agreement may be executed in counterparts each of which shall be deemed to be an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first mentioned above.

--------------- ---------- ----------- -----------------------------------------
   CLAYMORE                             MELLON
   ADVISORS,                            CAPITAL
   LLC                                  MANAGEMENT
                                        CORPORATION
--------------- ---------- ----------- -----------------------------------------

--------------- ---------- ----------- ---------- ------ ----------- -----------
   By:                                                      By:
--------------- ---------- ----------- ---------- ------ ----------- -----------
                              Name:                                     Name:
--------------- ---------- ----------- ---------- ------ ----------- -----------
                              Title:                                    Title:
--------------- ---------- ----------- ---------- ------ ----------- -----------

                                   APPENDIX A
                                       TO
                             SUB-ADVISORY AGREEMENT

                            Date: ____________, 2008


Dorchester Fixed Income Fund
Dorchester Equity Fund
Dorchester US-1 Fund
Dorchester Liquidity Fund


                                   APPENDIX B
                                       TO
                             SUB-ADVISORY AGREEMENT


------------------------------------------------------- ----------------------------------------------------
                                                        Annual Fee - Per Fund

------------------------------------------------------- ----------------------------------------------------
First $200,000,000                                      0.08% (eight basis points)
------------------------------------------------------- ----------------------------------------------------
Balance over $200,000,000                               0.05% (five basis points)
------------------------------------------------------- ----------------------------------------------------

------------------------------------------------------- ----------------------------------------------------
Minimum Annual Fee                                      $50,000  per  Fund
                                                        (The minimum fee of $50,000 will be waived for the
                                                        first year of each Fund's operations.)
------------------------------------------------------- ----------------------------------------------------

The above Annual Fee will be billed quarterly in arrears based on the market value of each Fund at the end of each calendar quarter. In any calendar quarter when there is a contribution and/or withdrawal to/from the Fund, the calendar quarter end market value will be adjusted to take into account the timing of such contribution and/or withdrawal on a pro-rata basis.